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                                                               Item 23 (d)(viii)


                              ASSUMPTION AGREEMENT

         This Assumption Agreement (the "Agreement") is made as of this 14th day of May, 2001, by and between New Covenant Trust Company, N.A., a national banking association (the "Trust Company"), the NCF Investment Department of New Covenant Trust Company, N.A., a separately identifiable department of the Trust Company and an investment adviser registered as such under the Investment Advisers Act of 1940, as amended (the "Adviser"), and New Covenant Funds, a Delaware business trust (the "Trust"), an investment company registered as such under the Investment Company Act of 1940, as amended ("the "1940 Act").

         WHEREAS, the Trust Company and the Trust are currently parties to an Investment Advisory Agreement dated as of June 30, 1999 (the "Advisory Agreement"); and

         WHEREAS, in order to comply with applicable provisions of the Gramm-Leach-Bliley Act, the Trust Company wishes to have the Adviser assume all of the duties and obligations of the Trust Company under the Advisory Agreement, and the Trust hereby approves of such an assumption of the duties and responsibilities by the Adviser.

         NOW, THEREFORE, based on the foregoing, the parties agree as follows:

                  1. Assumption. The Adviser, intending to be legally bound, hereby agrees to assume and perform all of the duties and obligations of the Trust Company under the Advisory Agreement.

                  2. Guaranty and Indemnity. The Trust Company hereby irrevocably and unconditionally guarantees to the Trust the full performance of all of the obligations under the provisions of the Advisory Agreement hereby assumed by the Adviser, including all financial obligations.

                  The Trust Company agrees to indemnify, defend and hold the Trust harmless from and against any and all loss, cost, damage or expense whatsoever resulting from or arising out of any breach by the Adviser of any obligation under the Advisory Agreement hereby assumed by the Adviser.

                  3. Transaction Not an Assignment. The parties agree that the assumption transaction contemplated hereby is intended to: (i) comply with Rule 2a-6 under the 1940 Act; (ii) is not an assignment for purposes of Section 15(a)(4) of the 1940 Act, and (iii) is not an assignment for purposes of Section 7 of the Advisory Agreement.

                  4. Amended and Restated Investment Advisory Agreement. The parties agree to recommend to the Board of Trustees of the Trust the approval of an Amended and Restated Investment Advisory Agreement which will amend and restate the Advisory Agreement, and any related sub-investment advisory agreements, for purposes of reflecting the assumption transaction provided for herein.
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         IN WITNESS WHEREOF, the parties hereto jointly execute this Assumption
Agreement as of the day and year first above written.



                                 NEW COVENANT TRUST COMPANY, N.A.

                                 By:
                                    --------------------------------------------

                                 Name:
                                      ------------------------------------------

                                 Title:
                                       -----------------------------------------



                                 NCF INVESTMENT DEPARTMENT OF NEW COVENANT TRUST COMPANY, N.A.

                                 By:
                                    --------------------------------------------

                                 Name:
                                      ------------------------------------------

                                 Title:
                                       -----------------------------------------



                                 NEW COVENANT FUNDS

                                 By:
                                    --------------------------------------------

                                 Name:
                                      ------------------------------------------

                                 Title:
                                       -----------------------------------------




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